As filed with the Securities and Exchange Commission on July 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Emerald Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	42-1775077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor

New York, New York 10005

(949) 226-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Emerald Holding, Inc. 2017 Omnibus Equity Plan (f/k/a Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan)

(Full title of the Plan)

Michael Chen, Esq.

Vice President and Deputy General Counsel

Emerald Holding, Inc.

31910 Del Obispo Street

Suite 200

San Juan Capistrano, CA 92675

(949) 226-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.01 par value per share	13,000,000(2)	$6.16(3)	$80,075,078.21	$8,736.19(1)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that become issuable under the Emerald Holding, Inc. 2017 Omnibus Equity Plan, as amended and restated effective May 12, 2021 (the “Omnibus Equity Plan”), by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.

(2)

Represents the number of shares of Common Stock being registered that are available for future issuance under the Omnibus Equity Plan, including 11,844,806 shares of Common Stock in respect of stock options that have been granted under the terms of the Omnibus Equity Plan since January 4, 2021 and 1,155,194 shares of Common Stock that remain available for future grants pursuant to the Omnibus Equity Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share is based upon (i) the applicable exercise price for those stock options granted since January 1, 2021, plus (ii) the average of the high and low prices of the Common Stock on July 28, 2021 as reported on the New York Stock Exchange for those shares of Common Stock that remain available for future grants.

EXPLANATORY NOTE

This Registration Statement is filed by Emerald Holding, Inc. (the “Registrant”), relating to an additional 13,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Emerald Holding, Inc. 2017 Omnibus Equity Plan, as amended and restated effective May 12, 2021 (the Omnibus Equity Plan”). The purpose of this Form S-8 is to register the aforementioned additional 13,000,000 shares reserved for issuance pursuant to the Omnibus Equity Plan on this Form S-8. Prior to the approval of the amendment and restatement of the Omnibus Equity Plan on May 12, 2021, 5,000,000 shares were registered for issuance under the Omnibus Equity Plan pursuant to the Registration Statement on Form S-8 (Registration No. 333-218238 filed with the Securities and Exchange Commission on May 25, 2017 (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including the information contained therein, is hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Registration No. 001-38076), filed by the Registrant with the Commission under the Securities Act on February 23, 2021.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 30, 2021.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on July 30, 2021.

(d) The Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on May 13, 2021 and the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on June 28, 2021.

(e) The description of the Registrant’s Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A (File No. 001-38076) filed by the Registrant with the Commission on April 28, 2017, which incorporates by reference the description of the Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-217091), first filed by the Registrant with the Commission under the Securities Act on March 31, 2017, and the related prospectus dated April 27, 2017, including any amendment or report filed for the purpose of updating such description.

(f) In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold (other than those Current Reports on Form 8-K which “furnish”

information pursuant to Item 2.02 or Item 7.01 of such reports and exhibits furnished in connection therewith), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated as of April 27, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on May 3, 2017).

3.2

Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated February 3, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on February 4, 2020).

3.3

Third amended and Restated Bylaws of the Registrant, effective as of April 27, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on April 30, 2021).

4.1

Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 Registration Statement (Registration No. 333-217091) filed on April 10, 2017).

4.2*	Emerald Holding, Inc. Amended and Restated 2017 Omnibus Equity Plan.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 9.	Undertakings

Not required to be filed with this Registration Statement pursuant to General Instruction E of Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York, on this 30th day of July, 2021.

EMERALD HOLDING, INC.

By:	/s/ David Doft
David Doft Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints  David  Doft and Michael Chen and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Hervé Sedky Hervé Sedky	President and Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2021

/s/ David Doft David Doft	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2021

/s/ Konstantin Gilis Konstantin Gilis	Chairman and Director	July 30, 2021

/s/ Michael Alicea Michael Alicea	Director	July 30, 2021

/s/ Lynda Clarizio Lynda Clarizio	Director	July 30, 2021

/s/ Todd Hyatt Todd Hyatt	Director	July 30, 2021

/s/ Lisa Klinger Lisa Klinger	Director	July 30, 2021

/s/ David Levin David Levin	Director	July 30, 2021

/s/ Anthony Munk Anthony Munk	Director	July 30, 2021

/s/ Emmanuelle Skala Emmanuelle Skala	Director	July 30, 2021